EXHIBIT 99.1

Premier Exhibitions Reports Third Quarter 2013 Results

ATLANTA, Jan. 9, 2013 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the third quarter ended November 30, 2012.

Comparing the third fiscal quarter ending November 30, 2012 with the prior year third fiscal quarter:

  Total revenue increased 27.1% to $7.9 million compared to $6.2 million in the third quarter of fiscal 2012. The growth in overall revenue was primarily due to higher merchandise revenue, which was driven by the assets and merchandising rights purchased from Exhibit Merchandising, LLC, an increase in venue attendance and increase in the average merchandise expenditure per ticket sold. These improvements in total revenue were offset partially by the continuing Hurricane Sandy-related shutdown of our semi-permanent exhibitions at The South Street Seaport location in New York City, which is estimated to have decreased exhibition revenue by approximately $0.4 million based on comparable results for the same period of fiscal 2012.
  Gross profit increased 53.9% to $3.5 million from $2.3 million in last year's third fiscal quarter, primarily due to the increase in merchandise revenues and the increase in management fee revenues for the exhibitions acquired from AEI. In addition, gross margins improved to 44.1% from 36.4% in the prior year.
  Net loss was $(0.6) million, or $(0.01) per diluted share, compared to a net loss of $(2.2) million, or $(0.05) per diluted share in last year's third fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), was $0.7 million, an increase of $1.8 million from the prior year results.
  Total exhibition days were relatively flat at 1,246 as compared to 1,244 in the third fiscal quarter of 2012.
  Average attendance per exhibition day increased 31.3% to 399 from last year's third fiscal quarter.
  Average ticket prices decreased 2.9% to $16.00, compared to an average ticket price of $16.48 in the third quarter of fiscal 2012. The decline in average ticket price was not related to discounting activity, but rather the result of the economics of venues currently presenting along with the mix of touring and stationary exhibitions.
  General and administrative expenses decreased 6.0% to $3.3 million, compared with $3.5 million in last year's third fiscal quarter. The Company incurred lower legal and other professional fees and office expense that were only partially offset by higher compensation related expenses.
  On November 30, 2012, the Company had total cash and marketable securities of $6.6 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer, stated, "Our ability to successfully manage the seasonally slow third quarter will enhance our ability to be profitable on an annual basis for the first time in many years. We made substantial progress in expanding our merchandise business through acquisition and organic growth, and despite the impact of Hurricane Sandy, our exhibition portfolio proved its resiliency primarily through a sharp increase in daily attendance. Stronger revenue growth also enabled us to demonstrate the leverage opportunities afforded by our business model, as evidenced by significant improvements in gross profit and adjusted EBITDA compared to the year-ago period. Our primary operational objective is achieving sustainable long-term profitability as a standalone enterprise."

Samuel Weiser, Premier's President and Chief Executive Officer, continued, "Our ongoing efforts to grow and diversify our revenue streams, secure new distribution outlets, and capitalize on merchandising and digital opportunities remain on track, and we plan to begin expanding our portfolio of educational and entertaining exhibits and experiences in calendar 2013. In developing new content and pursuing strategic acquisitions, we are committed to structuring agreements that limit our capital risk, are accretive and non-dilutive to shareholders, and afford us significant profit-sharing rights if these ventures perform well. As we work to complete a sale of the Titanic assets, we are excited to be executing against our stated objectives while ensuring that Premier remains the industry leader in exhibitions."

The South Street Seaport – Hurricane Sandy

Premier was recently informed by its landlord that The South Street Seaport in New York City will remain closed indefinitely due to structural damage sustained from Hurricane Sandy in October 2012. However, the Company's exhibition assets located at the Seaport were not damaged.

Premier estimates that gross margin for November 2012 was reduced by approximately $0.3 million due to our inability to operate at the Seaport. These estimates are before any potential insurance reimbursements. The Company has submitted claims for property damage and business interruption and is in active discussions with its insurance carrier. There can be no guarantee that Premier will be reimbursed for any losses due to the Seaport's closure. We do not expect to operate at the Seaport in the fourth quarter of fiscal 2013, and we are working to eliminate expenses associated with the venue to limit our losses due to the closure.

Third Quarter 2013 Conference Call Information

Premier Exhibitions will host a conference call to discuss the Company's results for the third quarter of fiscal 2013 on Wednesday, January 9th at 5:30 p.m. (ET). Investors in the U.S. can access the call by dialing 1 (888) 427-9419 and International callers may dial 1 (719) 457-2661. Callers should reference Conference ID number 6149012. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

15th Annual ICR XChange Investor Conference

On January 17, 2013, Premier will present at the 15th Annual ICR XChange Investor Conference at The Fontainebleau Miami Beach Hotel in Florida. The presentation will begin at 8:50 a.m. (ET). The presentation will be webcast live and archived on the Company website. To access the presentation, please visit www.prxi.com, the "Investors" link under the "Company" tab, or directly through the "Presentations" tab of ICR XChange website at www.icrxchange.com.

 (1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	November 30,	February 29,
	2012	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 6,150	$ 2,344
Certificates of deposit and other investments	405	405
Accounts receivable, net of allowance for doubtful accounts of $325 and $311, respectively	1,672	1,390
Merchandise inventory, net of reserve of $82 and $22, respectively	1,367	1,082
Deferred income taxes	44	44
Income taxes receivable	155	246
Prepaid expenses	3,332	1,078
Other current assets	166	88
Total current assets	13,291	6,677

Artifacts owned, at cost	2,943	2,990
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $16,958 and $14,183, respectively	11,847	10,298
Exhibition licenses, net of accumulated amortization of $5,615 and $5,470, respectively	2,083	2,228
Other receivable, net of allowance for doubtful accounts of $480 and $206, respectively	14	15
Film, gaming and other application assets, net of accumulated amortization of $319 and $175, respectively	3,015	3,158
Long-term exhibition costs	700	--
Subrogation rights	250	250
Total Assets	$ 34,144	$ 25,617

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,343	$ 4,707
Income taxes payable	156	3
Deferred revenue	2,090	2,254
Short-term portion of capital lease obligations	24	--
Short-term portion of notes payable	1,283	505
Total current liabilities	7,896	7,469

Long-Term liabilities:
Lease abandonment	1,958	2,397
Long-term portion of notes payable	166	575
Long-term portion of capital lease obligations	89	--
Deferred income taxes	44	44
Total long-term liabilities	2,257	3,016

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,047,430 and 47,883,927 shares, respectively; outstanding 48,045,421 and 47,881,918 shares, respectively	5	5
Additional paid-in capital	53,168	52,479
Accumulated deficit	(33,519)	(36,866)
Accumulated other comprehensive loss	(478)	(485)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	19,175	15,132
Equity Attributable to Non-controlling interest	4,816	--
Total liabilities and shareholders' equity	$ 34,144	$ 25,617

				Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2012	2011	2012	2011
Revenue:
Exhibition revenue	$ 5,453	$ 5,582	$ 25,024	$ 21,592
Merchandise revenue	2,209	644	7,108	2,574
Management fee	250	--	611	--
Licensing fee	--	--	59	--
Total revenue	7,912	6,226	32,802	24,166

Cost of revenue:
Exhibition costs	3,559	3,689	12,206	11,931
Cost of merchandise sold	863	269	2,646	903
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,422	3,958	14,852	12,834

Gross profit	3,490	2,268	17,950	11,332

Operating expenses:
General and administrative	3,304	3,516	11,476	10,333
Depreciation and amortization	918	928	2,649	2,938
Impairment of intangibles and fixed assets	--	--	--	783
Litigation settlement	--	--	--	358
Total operating expenses	4,222	4,444	14,125	14,412

Income (loss) from operations	(732)	(2,176)	3,825	(3,080)

Interest expense	(112)	(4)	(286)	(4)
Gain on debt modification	10	--	81	--
Other income (expense)	3	(8)	20	6

Income (loss) before income taxes	(831)	(2,188)	3,640	(3,078)

Income tax expense	49	--	277	39

Net income (loss)	(880)	(2,188)	3,363	(3,117)
Less: Net (income)/loss attributable to non-controlling interest	251	--	(16)	239
Net income (loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ (629)	$ (2,188)	$ 3,347	$ (2,878)

Net income (loss) per share:
Basic income (loss) per common share	$ (0.01)	$ (0.05)	$ 0.07	$ (0.06)
Diluted income (loss) per common share	$ (0.01)	$ (0.05)	$ 0.07	$ (0.06)

Shares used in basic per share calculations	48,029,592	47,427,251	47,988,433	47,362,196
Shares used in diluted per share calculations	48,029,592	47,427,251	49,094,927	47,362,196

Comprehensive income (loss)	$ (629)	$ (2,230)	$ 3,354	$ (2,903)

				Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$ (880)	$ (2,188)	$ 3,363	$ (3,117)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	918	928	2,649	2,938
Impairment of intangibles and fixed assets	--	--	--	358
Lease abandonment	(150)	(149)	(439)	(458)
Gain on debt modification	(10)	--	(81)	--
Stock-based compensation	96	158	649	529
Allowance for doubtful accounts	93	53	288	41
Net gain on disposal of assets	--	(7)	--	(27)
Changes in operating assets and liabilities, net of effect of acquisitions:
(Increase)/decrease in accounts receivable	882	844	(296)	1,760
(Increase)/decrease in merchandise inventory, net of reserve	98	(212)	(260)	(173)
Decrease in notes receivable	--	--	--	200
Increase in prepaid expenses	(145)	(53)	(69)	(471)
(Increase)/decrease in other assets	(23)	(26)	(78)	64
(Increase)/decrease in long-term development costs	(160)	--	(160)	--
(Increase)/decrease in income taxes receivable	(45)	10	91	59
Increase in other receivables	(101)	(122)	(273)	(122)
Decrease in accounts payable and accrued liabilities	(55)	(745)	(364)	(951)
(Decrease)/increase in deferred revenue	350	1,000	(164)	(31)
(Decrease)/increase in income taxes payable	34	--	153	--
Total adjustments	1,782	1,679	1,646	3,716
Net cash provided by (used in) operating activities	902	(509)	5,009	599

Cash flows from investing activities:
Purchases of property and equipment	(200)	(56)	(545)	(966)
Proceeds from disposal of assets	--	7	--	27
Acquisition of assets of Exhibit Merchandising, LLC	--	--	(125)	--
Titanic expedition costs incurred	--	(262)	--	(262)
Purchases of certificates of deposit	--	(1)	--	(4)
Decrease in artifacts	10	4	47	14
Non-controlling investment in consolidated joint venture	--	--	--	77
Net cash used in investing activities	(190)	(308)	(623)	(1,114)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	--	136	8
Purchase of treasury stock	(18)	--	(96)	--
Payments on capital lease obligations	(2)	--	(2)	--
Payments on notes payable	(145)	(161)	(625)	(161)
Net cash used in financing activities	(165)	(161)	(587)	(153)

Effects of exchange rate changes on cash and cash equivalents	--	(40)	7	(20)

Net increase (decrease) in cash and cash equivalents	547	(1,018)	3,806	(688)
Cash and cash equivalents at beginning of period	5,603	4,094	2,344	3,764
Cash and cash equivalents at end of period	$ 6,150	$ 3,076	$ 6,150	$ 3,076

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 10	$ --	$ 52	$ --
Cash paid/(received) during the period for taxes	$ 59	$ --	$ 33	$ 37
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ (2)	$ --	$ (5)
Assets purchased with notes payable	$ --	$ 1,377	$ 11,917	$ --
Purchases of property and equipment under capital leases	$ 115	$ --	$ 115	$ --

				Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
	3Q13	3Q12	3Q13	3Q12

Net income (loss)	$ (880)	$ (2,188)	$ 3,363	$ (3,117)
Provision for income taxes	49	--	277	39
Interest expense	112	4	286	4
Gain on debt modification	(10)	--	(81)	--
Other (income) expense	(3)	8	(20)	(6)
Gain on disposal	--	(7)	--	(27)
Depreciation and amortization	918	928	2,649	2,938
Impact of Hurricane Sandy on the New York - Seaport	320	--	320	--
Litigation settlement	--	--	--	783
Impairment of intangibles and fixed assets	--	--	--	358
Stock-based compensation	169	158	807	529
Adjusted EBITDA(1)	$675	$ (1,097)	$7,601	$1,501

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

				Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
	3Q13	3Q12	3Q13	3Q12
Compensation, excluding stock-based compensation	$ 1,870	$ 1,466	$ 5,697	$ 4,373
Stock-based compensation	169	158	807	529
Bad debt expense	--	--	14	--
Legal and other professional fees	413	649	2,219	1,753
Rent and other office expenses	337	516	1,013	1,216
Other	515	727	1,726	2,462
General & Administrative expense	$ 3,304	$ 3,516	$ 11,476	$ 10,333

				Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
	3Q13	3Q12	3Q13	3Q12

Admissions revenue	$ 4,876	$ 4,827	$ 21,657	$ 19,040
Non-refundable license fees for current exhibitions	577	755	3,367	2,552
Total exhibition revenue	$ 5,453	$ 5,582	$ 25,024	$ 21,592

Number of venues presented	26	18	32	28
Total operating days	1,246	1,244	4,205	3,368
Total attendance (in 000's)	497	373	2,245	1,517
Average attendance per day	399	304	534	451
Average ticket price per pre-partner split	$ 16.00	$ 16.48	$ 14.93	$ 16.98
Average merchandise sales per ticket sold	$ 2.26	$ 1.89	$ 2.28	$ 2.09

These key non- financial measurements do not include the AEI properties or merchandise sales.
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com